UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 13, 2025
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01    Other Events.
On March 13, 2025, Jacobs Engineering Group Inc. (“JEG”), a wholly-owned subsidiary of Jacobs Solutions Inc. (the “Company” or “Jacobs”), exchanged 19,464,174 shares of common stock, par value $0.01 per share, of Amentum Holdings, Inc. for approximately £240 million in aggregate principal amount of term loans under its Amended and Restated Term Loan Agreement, dated as of February 6, 2023, by and among inter alia JEG, as borrower, Jacobs, as guarantor, the lenders party thereto and Bank of America, N.A., as amended. The exchanged portion of term loans have been retired. After giving effect to such exchange and retirement, Jacobs’ aggregate outstanding borrowings decreased by approximately £240 million, or the equivalent of approximately $312 million based on an exchange rate of $1.2990 per £1.
On March 13, 2025, the Company issued a press release announcing such exchange. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are furnished as part of this Report pursuant to Item 7.01.

Exhibit No.	Description
99.1	Press release of Jacobs Solutions Inc., dated March 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 13, 2025

JACOBS SOLUTIONS INC.

By:	/s/ Venk Nathamuni
Venk Nathamuni
President
Chief Financial Officer
(Principal Financial Officer)